Filed Pursuant to Rule 433
                                                         File No.: 333-138183-04

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    January 9, 2007

Securitized Asset Backed Receivables LLC Trust 2007-NC1
--------------------------------------------------------------------------------

                    SECURITIZED ASSET BACKED RECEIVABLES LLC
                              NEW ISSUE TERM SHEET
                           $528,383,000 (approximate)

--------------------------------------------------------------------------------

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    January 9, 2007

Securitized Asset Backed Receivables LLC Trust 2007-NC1
--------------------------------------------------------------------------------

                    SECURITIZED ASSET BACKED RECEIVABLES LLC

                              NEW ISSUE TERM SHEET

                           $528,383,000 (approximate)

--------------------------------------------------------------------------------

             Securitized Asset Backed Receivables LLC Trust 2007-NC1
                                     Issuer

                    Securitized Asset Backed Receivables LLC
                                    Depositor

                        New Century Mortgage Corporation
                                   Originator

                                 HomEq Servicing
                                    Servicer

               Mortgage Pass-Through Certificates, Series 2007-NC1


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    January 9, 2007

Securitized Asset Backed Receivables LLC Trust 2007-NC1
--------------------------------------------------------------------------------

Transaction Summary
-------------------


                                                                      Avg. Life to   Mod. Dur. to
          Expected         Expected Ratings                Interest    Call(2)(3)/   Call(2)(3)(4)/          Payment Window
Class   Amount ($)(1)   (S&P/Moody's/Fitch/DBRS)   Index     Type      Mty(yrs)(3)   Mty(yrs)(3)(4)        to Call(2)(3)/Mty(3)
-----------------------------------------------------------------------------------------------------------------------------------
 A-1     303,550,000        AAA/Aaa/AAA/AAA                                  ***Not Offered - 144A Private Placement***
 A-2A    192,546,000        AAA/Aaa/AAA/AAA         1mL    Floating    1.00 / 1.00    0.96 / 0.96     02/07 - 11/08 / 02/07 - 11/08
 A-2B    129,920,000        AAA/Aaa/AAA/AAA         1mL    Floating    3.00 / 3.02    2.69 / 2.70     11/08 - 06/13 / 11/08 - 05/14
 A-2C     18,451,000        AAA/Aaa/AAA/AAA         1mL    Floating   6.40 / 10.33    5.32 / 7.65     06/13 - 06/13 / 05/14 - 06/22
 M-1      47,946,000      AA+/Aa1/AA+/AA(high)      1mL    Floating    3.87 / 3.87    3.43 / 3.43     07/10 - 05/11 / 07/10 - 05/11
 M-2      42,763,000         AA/Aa2/AA+/AA          1mL    Floating    5.17 / 5.23    4.41 / 4.46     05/11 - 06/13 / 05/11 - 05/14
 M-3      15,550,000       AA-/Aa3/AA/AA(low)       1mL    Floating    6.40 / 9.71    5.30 / 7.31     06/13 - 06/13 / 05/14 - 05/20
 M-4      20,734,000       A+/A1/AA-/A(high)        1mL    Floating    4.51 / 4.97    3.89 / 4.18     06/10 - 06/13 / 06/10 - 04/18
 M-5      15,550,000           A/A2/A+/A            1mL    Floating    4.47 / 4.91    3.86 / 4.13     05/10 - 06/13 / 05/10 - 09/17
 M-6      12,095,000           A-/A3/A/A            1mL    Floating    4.45 / 4.85    3.83 / 4.08     04/10 - 06/13 / 04/10 - 02/17
 B-1      13,822,000      BBB+/Baa1/A-/A(low)       1mL    Floating    4.43 / 4.80    3.76 / 3.99     03/10 - 06/13 / 03/10 - 08/16
 B-2       7,775,000    BBB/Baa2/BBB+/BBB(high)     1mL    Floating    4.41 / 4.72    3.71 / 3.90     03/10 - 06/13 / 03/10 - 12/15
 B-3      11,231,000       BBB-/Baa3/BBB/BBB        1mL    Floating    4.41 / 4.65    3.62 / 3.76     03/10 - 06/13 / 03/10 - 06/15


          Initial
        Subordination
Class     Level(5)
---------------------
 A-1
 A-2A      25.40%
 A-2B      25.40%
 A-2C      25.40%
 M-1       19.85%
 M-2       14.90%
 M-3       13.10%
 M-4       10.70%
 M-5        8.90%
 M-6        7.50%
 B-1        5.90%
 B-2        5.00%
 B-3        3.70%


      (1)   Subject to a variance of plus or minus 5%.
      (2)   Assumes 10% optional clean-up call is exercised.
      (3) Based on 100% of the applicable prepayment assumption. See Summary of Terms.
      (4)   Assumes pricing at par.
      (5)   Includes 3.70% overcollateralization.

The Class A-2A, Class A-2B, Class A-2C, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates are being offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them is contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Summary of Terms
----------------

Issuer:                          Securitized Asset Backed Receivables LLC Trust
                                 2007-NC1

Depositor:                       Securitized Asset Backed Receivables LLC

Originator:                      New Century Mortgage Corporation

Servicer:                        Barclays Capital Real Estate Inc. d/b/a HomEq
                                 Servicing

Trustee:                         Deutsche Bank National Trust Company

Custodian:                       Deutsche Bank National Trust Company

Sole Manager:                    Barclays Capital Inc.

Rating Agencies:                 S&P/Moody's/Fitch/DBRS

Offered Certificates:            The Class A-2A, Class A-2B, Class A-2C, Class
                                 M-1, Class M-2, Class M-3, Class M-4, Class
                                 M-5, Class M-6, Class B-1, Class B-2 and Class
                                 B-3 certificates.

LIBOR Certificates:              The Class A-1 certificates and the Offered
                                 Certificates.

Expected Closing Date:           January 30, 2007

Delivery:                        DTC, Euroclear and Clearstream.

Distribution Dates:              The 25th of each month, or if such day is not a
                                 business day, on the next business day,
                                 beginning in February 2007.

Final Distribution Date:         The Distribution Date occurring in December
                                 2036.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    January 9, 2007

Securitized Asset Backed Receivables LLC Trust 2007-NC1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Due Period:                      With respect to any Distribution Date, the
                                 period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Prepayment Period:               With respect to any Distribution Date, either
                                 (i) the period commencing on the 16th day of the month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, commencing on the Cut-off Date) and ending on the 15th day of the month in which that Distribution Date occurs, with respect to any principal prepayments in full, or (ii) the calendar month prior to that Distribution Date, with respect to any partial principal prepayments.

Interest Accrual Period:         With respect to any Distribution Date, the
                                 period commencing on the immediately preceding
                                 Distribution Date (or, for the initial
                                 Distribution Date, the Closing Date) and ending on the day immediately preceding the current
                                 Distribution Date.

Accrued Interest:                The price to be paid by investors for the
                                 Offered Certificates will not include accrued interest, and therefore will settle flat.

Interest Day Count:              Actual/360

Interest Payment Delay:          Zero days

Cut-off Date:                    January 1, 2007

Tax Status:                      The Offered Certificates will represent
                                 "regular interests" in a REMIC and, to a limited extent, interests in certain basis risk interest carryover payments, which will be treated for tax purposes as payments under notional principal contracts. The tax advice contained in this term sheet is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This advice is written in connection with the promotion or marketing by the Issuer and Depositor of the Offered
                                 Certificates. You should seek advice based on your particular circumstances from an independent tax advisor.

ERISA Eligibility:               The Offered Certificates are expected to be
                                 ERISA eligible. Prospective purchasers should consult their own counsel.

SMMEA Eligibility:               The Offered Certificates are not expected to
                                 constitute "mortgage related securities" for purposes of SMMEA.

Class A Certificates:            Collectively, the Class A-1 certificates and
                                 the Class A-2 Certificates.

Class A-2 Certificates:          Collectively, the Class A-2A, Class A-2B and
                                 Class A-2C certificates.

Class M Certificates:            Collectively, the Class M-1, Class M-2, Class
                                 M-3, Class M-4, Class M-5 and Class M-6
                                 certificates.

Sequential Class M Certificates: Collectively, the Class M-1, Class M-2 and
                                 Class M-3 certificates.

Class B Certificates:            Collectively, the Class B-1, Class B-2 and
                                 Class B-3 certificates.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    January 9, 2007

Securitized Asset Backed Receivables LLC Trust 2007-NC1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Mortgage Loans:                  The mortgage loans to be included in the trust
                                 will be primarily adjustable- and fixed-rate sub-prime mortgage loans secured by first-lien and/or second-lien mortgages or deeds of trust on residential real properties. Substantially all of the mortgage loans were purchased by an affiliate of the depositor from NC Capital
                                 Corporation, which in turn acquired them from New Century Mortgage Corporation. On the
                                 Closing Date, the trust will acquire the mortgage loans. The aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date will be approximately
                                 $863,897,514. Approximately 73.49% of the
                                 mortgage loans are adjustable-rate mortgage loans and approximately 26.51% are fixed-rate mortgage loans. The information regarding the mortgage loans set forth below that is based on the principal balance of the mortgage loans as of the Cut-off Date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the Cut-off Date and no delinquencies, defaults or prepayments, with the exception of approximately 0.53% of the expected aggregate scheduled principal balance of the mortgage loans on the Closing
                                 Date that are expected to be 30-59 days
                                 delinquent as of the Cut-off Date. See the attached collateral descriptions for additional information on the initial mortgage loans as of the Cut-off Date.

Group I Mortgage Loans:          As of the Cut-off Date, approximately $406.9
                                 million of mortgage loans that have original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase adopted by Freddie Mac and Fannie Mae.

Group II Mortgage Loans:         As of the Cut-off Date, approximately $457.0
                                 million of mortgage loans that may or may not have original principal balances that conform to the original principal balance limits for one- to four- family residential mortgage loan guidelines for purchase adopted by Freddie Mac and Fannie Mae.

Monthly Servicer Advances:       The Servicer will be obligated to advance its
                                 own funds in an amount equal to the aggregate of all payments of principal and interest (net of servicing fees), as applicable, that were due during the related Due Period on the mortgage loans and not received by the related determination date. Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds, liquidation proceeds or subsequent recoveries.

Expense Fee Rate:                The Expense Fee Rate with respect to each
                                 mortgage loan will be a per annum rate equal to the sum of the Servicing Fee Rate and the trustee fee rate.

Servicing Fee Rate:              The Servicing Fee Rate with respect to each
                                 mortgage loan will be 0.50% per annum.

Pricing Prepayment Speed:        Fixed Rate Mortgage Loans: CPR starting at 4.6%
                                 CPR in month 1 and increasing to 23% CPR in month 12 (18.4%/11 increase for each month), and remaining at 23% CPR thereafter.

                                 Adjustable Rate Mortgage Loans: CPR starting at approximately 2% CPR in month 1 and increasing to 30% CPR in month 12 (28%/11 increase, rounded to the nearest hundredth of a percentage, for each month), remaining at 30% CPR in months 13 through month 22, 50% CPR in month 23 and remaining at 50% CPR through month 27, 35% CPR in month 28 and remaining at 35% CPR thereafter.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

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Barclays Capital - Asset Securitization Group                    January 9, 2007

Securitized Asset Backed Receivables LLC Trust 2007-NC1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Credit Enhancement:              The credit enhancement provided for the benefit
                                 of the holders of the certificates consists solely of: (a) the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization; (b) the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates; and
                                 (c) the allocation of losses to the most subordinate classes of certificates.

Senior Enhancement Percentage:   For any Distribution Date, the percentage
                                 obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B Certificates and (ii) the
                                 Subordinated Amount (in each case after taking into account the distributions of the related
                                 Principal Distribution Amount for that
                                 Distribution Date) by (y) the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date.

Stepdown Date:                   The later to occur of:

                                    (i)   the earlier to occur of:

                                          (a)   the Distribution Date in
                                                February 2010 and

                                          (b)   the Distribution Date
                                                immediately following the
                                                Distribution Date on which the
                                                aggregate Class Certificate
                                                Balances of the Class A
                                                Certificates have been reduced
                                                to zero; and

                                    (ii)  the first Distribution Date on which
                                          the Senior Enhancement Percentage
                                          (calculated for this purpose only
                                          after taking into account payments of
                                          principal applied to reduce the Stated
                                          Principal Balance of the mortgage
                                          loans for that Distribution Date but
                                          prior to any applications of Principal
                                          Distribution Amount to the
                                          certificates) is greater than or equal
                                          to the Specified Senior Enhancement
                                          Percentage (approximately 50.80%).

Trigger Event:                   Either a Cumulative Loss Trigger Event or a
                                 Delinquency Trigger Event.

Delinquency Trigger Event:       With respect to any Distribution Date, the
                                 circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent (including mortgage loans in foreclosure, mortgage loans related to REO property and mortgage loans where the mortgagor has filed for bankruptcy) and (y) the aggregate unpaid principal balance of the mortgage loans as of the last day of the related Due Period, equals or exceeds 31.50% of the prior period's
                                 Senior Enhancement Percentage.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    January 9, 2007

Securitized Asset Backed Receivables LLC Trust 2007-NC1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Cumulative Loss Trigger Event:   With respect to any Distribution Date beginning
                                 with February 2009, the circumstances in which the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages (described below) with respect to such Distribution Date.


                                 Distribution Date Occurring in      Loss Percentage
                                 ------------------------------      ---------------
                                 February 2009 through January 2010  1.350% for the first month, plus an additional 1/ 12th of
                                                                     1.850% for each month thereafter (e.g., 2.275% in August 2009)
                                 February 2010 through January 2011  3.200% for the first month, plus an additional 1/ 12th of
                                                                     1.800% for each month thereafter (e.g., 4.100% in August 2010)
                                 February 2011 through January 2012  5.000% for the first month, plus an additional 1/ 12th of
                                                                     1.500% for each month thereafter (e.g., 5.750% in August 2011)
                                 February 2012 through January 2013  6.500% for the first month, plus an additional 1/ 12th of
                                                                     0.800% for each month thereafter (e.g., 6.900% in August 2012)
                                 February 2013 and thereafter        7.300%


Optional Clean-up Call:          The Servicer may, at its option, purchase the
                                 mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related due period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Swap and Cap Provider:           Barclays Bank PLC, as Swap and Cap Provider, is
                                 a public limited company registered in England and Wales. Barclays Bank PLC engages in a diverse banking and investment banking business and regularly engages in derivatives transactions in a variety of markets. As of the date hereof, Barclays Bank PLC is rated AA+ by Fitch, AA by S&P and Aa1 by Moody's.

Interest Rate Swap Agreement:    On the Closing Date, the Trust will enter into
                                 a Swap Agreement with an initial notional amount of approximately $820,702,638. Under the Swap Agreement, the Trust will be obligated to pay on each Distribution Date an amount which will range from [4.7928]% to [5.3200]% per annum on the notional amount set forth on the attached Swap Agreement schedule on a 30/360 basis (for the first period, 25 days) and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement based on an actual/360 basis from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party ("Net Swap Payment").

                                 Generally, the Net Swap Payment will be
                                 deposited into a supplemental interest account (the "Supplemental Interest Account") by the Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Supplemental Interest Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

                                 Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    January 9, 2007

Securitized Asset Backed Receivables LLC Trust 2007-NC1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Basis Risk Cap Agreement:        The Class M Certificates and Class B
                                 Certificates will have the benefit of Basis
                                 Risk Cap Agreement with an initial notional amount of $0 provided by the Cap Provider.
                                 Starting on the 13th Distribution Date, the Cap
                                 Provider will be obligated under the Basis Risk
                                 Cap Agreement to pay to the Trustee, for deposit into the Excess Reserve Fund Account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the then current 1-month LIBOR rate and (ii) a cap ceiling rate of [10.000]% per annum over a specified cap strike rate (ranging from [7.090]% to [10.000]% per annum), and (b) and amount equal to the lesser of (x) the cap notional amount set forth in the attached Basis
                                 Risk Cap Agreement schedule for that
                                 Distribution Date, and (y) the excess of (A) the aggregate Class Certificate Balance of the Class A, M and B Certificates (prior to taking into account any distributions on such Distribution Date) over (B) the then current notional amount set forth on the attached Swap
                                 Agreement schedule, based on an "actual/360" basis until the Basis Risk Cap Agreement is terminated. The Cap Provider's obligations under the Basis Risk Cap Agreement will terminate following the Distribution Date in September 2009.

Credit Enhancement Percentage:         Initial           After Stepdown
                                 Subordination Level   Subordination Level
                                 -------------------   -------------------
                                 Class A:     25.40%   Class A:     50.80%
                                 Class M-1:   19.85%   Class M-1:   39.70%
                                 Class M-2:   14.90%   Class M-2:   29.80%
                                 Class M-3:   13.10%   Class M-3:   26.20%
                                 Class M-4:   10.70%   Class M-4:   21.40%
                                 Class M-5:    8.90%   Class M-5:   17.80%
                                 Class M-6:    7.50%   Class M-6:   15.00%
                                 Class B-1:    5.90%   Class B-1:   11.80%
                                 Class B-2:    5.00%   Class B-2:   10.00%
                                 Class B-3:    3.70%   Class B-3:    7.40%

Step-up Coupons:                 For all LIBOR Certificates the interest rate
                                 will increase on the Distribution Date
                                 following the first possible Optional Clean-up
                                 Call date, should the call not be exercised. At that time, the Class A fixed margins will be 2x their respective initial fixed margins and the Class M and Class B fixed margins will be 1.5x their respective initial fixed margins.

Class A-1 Pass-Through Rate:     The Class A-1 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [___] bps ([___]
                                          bps after the first Distribution Date
                                          on which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Group I Loan Cap.

Class A-2A Pass-Through Rate:    The Class A-2A certificates will accrue
                                 interest at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [___] bps ([___]
                                          bps after the first Distribution Date
                                          on which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Group II Loan Cap.

Class A-2B Pass-Through Rate:    The Class A-2B certificates will accrue
                                 interest at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [___] bps ([___]
                                          bps after the first Distribution Date
                                          on which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Group II Loan Cap.

Class A-2C Pass-Through Rate:    The Class A-2C certificates will accrue
                                 interest at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [___] bps ([___]
                                          bps after the first Distribution Date
                                          on which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Group II Loan Cap.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    January 9, 2007

Securitized Asset Backed Receivables LLC Trust 2007-NC1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class M-1 Pass-Through Rate:     The Class M-1 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [___] bps ([___]
                                          bps after the first Distribution Date
                                          on which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Pool Cap.

Class M-2 Pass-Through Rate:     The Class M-2 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [___] bps ([___]
                                          bps after the first Distribution Date
                                          on which the Optional Clean-up Call is
                                          exercisable and

                                    (ii)  the Pool Cap.

Class M-3 Pass-Through Rate:     The Class M-3 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [___] bps ([___]
                                          bps after the first Distribution Date
                                          on which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Pool Cap.

Class M-4 Pass-Through Rate:     The Class M-4 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [___] bps ([___]
                                          bps after the first Distribution Date
                                          on which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Pool Cap.

Class M-5 Pass-Through Rate:     The Class M-5 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [___] bps ([___]
                                          bps after the first Distribution Date
                                          on which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Pool Cap.

Class M-6 Pass-Through Rate:     The Class M-6 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [___] bps ([___]
                                          bps after the first Distribution Date
                                          on which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Pool Cap.

Class B-1 Pass-Through Rate:     The Class B-1 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [___] bps ([___]
                                          bps after the first Distribution Date
                                          on which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Pool Cap.

Class B-2 Pass-Through Rate:     The Class B-2 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [___] bps ([___]
                                          bps after the first Distribution Date
                                          on which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Pool Cap.

Class B-3 Pass-Through Rate:     The Class B-3 certificates will accrue interest
                                 at a per annum rate equal to the lesser of:

                                    (i)   one-month LIBOR plus [___] bps ([___]
                                          bps after the first Distribution Date
                                          on which the Optional Clean-up Call is
                                          exercisable) and

                                    (ii)  the Pool Cap.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    January 9, 2007

Securitized Asset Backed Receivables LLC Trust 2007-NC1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Group I Loan Cap:                Product of:

                                    (i)   (a) the weighted average of the
                                          mortgage rates for the Group I
                                          Mortgage Loans (in each case, less the
                                          applicable Expense Fee Rate) then in
                                          effect on the beginning of the related
                                          Due Period, minus (b) the product of
                                          (x) the Net Swap Payment plus any Swap
                                          Termination Payment (other than a
                                          Defaulted Swap Termination Payment)
                                          made to the Swap Provider, if any,
                                          expressed as a percentage, equal to a
                                          fraction, the numerator of which is
                                          equal to the Net Swap Payment made to
                                          the Swap Provider and the denominator
                                          of which is equal to the aggregate
                                          principal balance of the Mortgage
                                          Loans (the "Net Swap Payment Rate")
                                          and (y) 12.

                                    (ii)  a fraction, the numerator of which is
                                          30 and the denominator of which is the
                                          actual number of days in the related
                                          Interest Accrual Period.

Group II Loan Cap:               Product of:

                                    (i)   (a) the weighted average of the
                                          mortgage rates for the Group II
                                          Mortgage Loans (in each case, less the
                                          applicable Expense Fee Rate) then in
                                          effect on the beginning of the related
                                          Due Period, minus (b) the product of
                                          (x) the Net Swap Payment plus any Swap
                                          Termination Payment (other than a
                                          Defaulted Swap Termination Payment)
                                          made to the Swap Provider, if any,
                                          expressed as a percentage, equal to a
                                          fraction, the numerator of which is
                                          equal to the Net Swap Payment made to
                                          the Swap Provider and the denominator
                                          of which is equal to the aggregate
                                          principal balance of the Mortgage
                                          Loans (the "Net Swap Payment Rate")
                                          and (y) 12.

                                    (ii)  a fraction, the numerator of which is
                                          30 and the denominator of which is the
                                          actual number of days in the related
                                          Interest Accrual Period.

Pool Cap:                        The weighted average of (a) Group I Loan Cap
                                 and (b) Group II Loan Cap weighted on the basis of the related Group Subordinate Amount.

Group Subordinate Amount:        For any Distribution Date,

                                    (i)   for the Group I Mortgage Loans, will
                                          be equal to the excess of the
                                          aggregate principal balance of the
                                          Group I Mortgage Loans as of the
                                          beginning of the related Due Period
                                          over the Class Certificate Balance of
                                          the Class A-1 certificates immediately
                                          prior to such Distribution Date and

                                    (ii)  for the Group II Mortgage Loans, will
                                          be equal to the excess of the
                                          aggregate principal balance of the
                                          Group II Mortgage Loans as of the
                                          beginning of the related Due Period
                                          over the Class Certificate Balance of
                                          the Class A-2 Certificates immediately
                                          prior to such Distribution Date.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    January 9, 2007

Securitized Asset Backed Receivables LLC Trust 2007-NC1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Basis Risk Carry Forward         On any Distribution Date and for any class of
Amount:                          LIBOR Certificates is the sum of:

                                 (x)   the excess of:

                                    (i)   the amount of interest that class of
                                          certificates would have been entitled
                                          to receive on that Distribution Date
                                          had the Pass-Through Rate not been
                                          subject to the Group I Loan Cap, the
                                          Group II Loan Cap or the Pool Cap, as
                                          applicable, over

                                    (ii)  the amount of interest that class of
                                          certificates are entitled to receive
                                          on that Distribution Date based on the
                                          Group I Loan Cap, the Group II Loan
                                          Cap or the Pool Cap, as applicable,
                                          and

                                 (y)   the unpaid portion of any such excess
                                       described in clause (x) from prior
                                       Distribution Dates (and related accrued
                                       interest at the then applicable
                                       Pass-Through Rate on that class of
                                       certificates, without giving effect to
                                       the Group I Loan Cap, the Group II Loan
                                       Cap or the Pool Cap, as applicable).

Interest Distributions on the    On each Distribution Date, distributions from
LIBOR Certificates:              available funds will be allocated as follows:

                                    (i)   to the Supplemental Interest Account,
                                          net swap payments and certain swap
                                          termination payments owed to the Swap
                                          Provider, if any;

                                    (ii)  from the Interest Remittance Amount
                                          attributable to the Group I Mortgage
                                          Loans according to the related Accrued
                                          Certificate Interest and any unpaid
                                          interest shortfall amounts for such
                                          class, as applicable, first, to the
                                          Class A-1 certificates and second, pro
                                          rata to the Class A-2 Certificates to
                                          the extent unpaid in (iii) below;

                                    (iii) from the Interest Remittance Amount
                                          attributable to the Group II Mortgage
                                          Loans according to the related Accrued
                                          Certificate Interest and any unpaid
                                          interest shortfall amounts for such
                                          class, as applicable, first, pro rata
                                          to the Class A-2 Certificates and
                                          second, to the Class A-1 certificates
                                          to the extent unpaid in (ii) above;

                                    (iv)  from any remaining Interest Remittance
                                          Amounts to the Class M-1 certificates,
                                          their Accrued Certificate Interest;

                                    (v)   from any remaining Interest Remittance
                                          Amounts to the Class M-2 certificates,
                                          their Accrued Certificate Interest;

                                    (vi)  from any remaining Interest Remittance
                                          Amounts to the Class M-3 certificates,
                                          their Accrued Certificate Interest;

                                    (vii) from any remaining Interest Remittance
                                          Amounts to the Class M-4 certificates,
                                          their Accrued Certificate Interest;

                                    (viii) from any remaining Interest
                                          Remittance Amounts to the Class M-5
                                          certificates, their Accrued
                                          Certificate Interest;

                                    (ix)  from any remaining Interest Remittance
                                          Amounts to the Class M-6 certificates,
                                          their Accrued Certificate Interest;

                                    (x)   from any remaining Interest Remittance
                                          Amounts to the Class B-1 certificates,
                                          their Accrued Certificate Interest;

                                    (xi)  from any remaining Interest Remittance
                                          Amounts to the Class B-2 certificates,
                                          their Accrued Certificate Interest;
                                          and

                                    (xii) from any remaining Interest Remittance
                                          Amounts to the Class B-3 certificates,
                                          their Accrued Certificate Interest.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    January 9, 2007

Securitized Asset Backed Receivables LLC Trust 2007-NC1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Principal Distribution on the    On each Distribution Date (a) prior to the
LIBOR Certificates:              Stepdown Date or (b) on which a Trigger Event
                                 is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                    (i)   to the Class A Certificates, allocated
                                          between the Class A Certificates as
                                          described below, until their Class
                                          Certificate Balances have been reduced
                                          to zero;

                                    (ii)  to the Class M-1 certificates, until
                                          their Class Certificate Balance has
                                          been reduced to zero;

                                    (iii) to the Class M-2 certificates, until
                                          their Class Certificate Balance has
                                          been reduced to zero;

                                    (iv)  to the Class M-3 certificates, until
                                          their Class Certificate Balance has
                                          been reduced to zero;

                                    (v)   to the Class M-4 certificates, until
                                          their Class Certificate Balance has
                                          been reduced to zero;

                                    (vi)  to the Class M-5 certificates, until
                                          their Class Certificate Balance has
                                          been reduced to zero;

                                    (vii) to the Class M-6 certificates, until
                                          their Class Certificate Balance has
                                          been reduced to zero;

                                    (viii)to the Class B-1 certificates, until
                                          their Class Certificate Balance has
                                          been reduced to zero;

                                    (ix)  to the Class B-2 certificates, until
                                          their Class Certificate Balance has
                                          been reduced to zero; and

                                    (x)   to the Class B-3 certificates, until
                                          their Class Certificate Balance has
                                          been reduced to zero.

                                 On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

                                    (i)   to the Class A Certificates, the
                                          lesser of the Principal Distribution
                                          Amount and the Class A Principal
                                          Distribution Amount, allocated between
                                          the Class A Certificates as described
                                          below, until their Class Certificate
                                          Balances have been reduced to zero;

                                    (ii)  to the Class M-1, Class M-2 and Class
                                          M-3 certificates, in that order, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Sequential
                                          Class M Principal Distribution Amount,
                                          until their respective Class
                                          Certificate Balances have been reduced
                                          to zero;

                                    (iii) to the Class M-4 certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class M-4
                                          Principal Distribution Amount, until
                                          their Class Certificate Balance has
                                          been reduced to zero;

                                    (iv)  to the Class M-5 certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class M-5
                                          Principal Distribution Amount, until
                                          their Class Certificate Balance has
                                          been reduced to zero;

                                    (v)   to the Class M-6 certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class M-6
                                          Principal Distribution Amount, until
                                          their Class Certificate Balance has
                                          been reduced to zero;

                                    (vi)  to the Class B-1 certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class B-1
                                          Principal Distribution Amount, until
                                          their Class Certificate Balance has
                                          been reduced to zero;

                                    (vii) to the Class B-2 certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class B-2
                                          Principal Distribution Amount, until
                                          their Class Certificate Balance has
                                          been reduced to zero; and

                                    (viii)to the Class B-3 certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class B-3
                                          Principal Distribution Amount, until
                                          their Class Certificate Balance has
                                          been reduced to zero.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    January 9, 2007

Securitized Asset Backed Receivables LLC Trust 2007-NC1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Allocation of Principal          All principal distributions to the holders of
Payments to Class A              the Class A Certificates on any Distribution
Certificates:                    Date will be allocated concurrently between the
                                 Class A-1 certificates and the Class A-2
                                 Certificates, based on the Class A Principal
                                 Allocation Percentage for the Class A-1
                                 certificates and the Class A-2 Certificates, as applicable. However, if the Class Certificate
                                 Balances of the Class A Certificates in any Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A
                                 Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution
                                 Dates, will be distributed to the holders of the Class A Certificates in the other Class A
                                 Certificate Group pro rata on the remaining outstanding balances, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Class A-1 certificates will be made first from payments relating to the Group
                                 I Mortgage Loans, and any payments of principal to the Class A-2 Certificates will be made first from payments relating to the Group II
                                 Mortgage Loans.

                                 Except as described below, any principal distributions allocated to the Class A-2 Certificates are required to be distributed sequentially first, to the Class A-2A certificates, second, to the Class A-2B certificates and third, to the Class A-2C certificates, in each case, until their Class Certificate Balance has been reduced to zero.

                                 Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A-2 Certificates will be distributed pro rata among the Class A-2A, Class A-2B and Class A-2C certificates in proportion to their respective Class Certificate Balances until their Class Certificate Balance has been reduced to zero.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    January 9, 2007

Securitized Asset Backed Receivables LLC Trust 2007-NC1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Allocation of Net Monthly        For any Distribution Date, any Net Monthly
Excess Cash Flow:                Excess Cash Flow shall be paid as follows:

                                    (a)   to the holders of the Class M-1
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (b)   to the holders of the Class M-1
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (c)   to the holders of the Class M-2
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (d)   to the holders of the Class M-2
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (e)   to the holders of the Class M-3
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (f)   to the holders of the Class M-3
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (g)   to the holders of the Class M-4
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (h)   to the holders of the Class M-4
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (i)   to the holders of the Class M-5
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (j)   to the holders of the Class M-5
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (k)   to the holders of the Class M-6
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (l)   to the holders of the Class M-6
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (m)   to the holders of the Class B-1
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (n)   to the holders of the Class B-1
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (o)   to the holders of the Class B-2
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (p)   to the holders of the Class B-2
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (q)   to the holders of the Class B-3
                                          certificates, any Unpaid Interest
                                          Amount;

                                    (r)   to the holders of the Class B-3
                                          certificates, any Unpaid Realized Loss
                                          Amount;

                                    (s)   to the Excess Reserve Fund Account,
                                          the amount of any Basis Risk Payment
                                          for that Distribution Date;

                                    (t)   from any Basis Risk Cap Agreement
                                          payment on deposit in the Excess
                                          Reserve Fund Account with respect to
                                          that Distribution Date, an amount
                                          equal to any unpaid remaining Basis
                                          Risk Carry Forward Amount with respect
                                          to the Class M and Class B
                                          Certificates for that Distribution
                                          Date, allocated (a) first, among the
                                          Class M-1, Class M-2, Class M-3, Class
                                          M-4, Class M-5, Class M-6, Class B-1,
                                          Class B-2 and Class B-3 certificates,
                                          pro rata, based upon their respective
                                          Class Certificate Balances only with
                                          respect to those Class M or Class B
                                          Certificates with an outstanding Basis
                                          Risk Carry Forward Amount and (b)
                                          second, any remaining amounts to the
                                          Class M-1, Class M-2, Class M-3, Class
                                          M-4, Class M-5, Class M-6, Class B-1,
                                          Class B-2 and Class B-3 certificates,
                                          pro rata, based on any Basis Risk
                                          Carry Forward Amounts remaining
                                          unpaid, in order to reimburse such
                                          unpaid amounts;

                                    (u)   from funds on deposit in the Excess
                                          Reserve Fund Account (not including
                                          any Basis Risk Cap Agreement payment
                                          included in that account) with respect
                                          to that Distribution Date, an amount
                                          equal to any unpaid Basis Risk Carry
                                          Forward Amount with respect to the
                                          LIBOR Certificates for that
                                          Distribution Date to the LIBOR
                                          Certificates in the same order and
                                          priority in which Accrued Certificate
                                          Interest is allocated among those
                                          classes of certificates except that
                                          the Class A Certificates will be paid
                                          (a) first, pro rata, based upon their
                                          respective Class Certificate Balances
                                          only with respect to those Class A
                                          Certificates with an outstanding Basis
                                          Risk Carry Forward Amount and (b)
                                          second, pro rata based on any
                                          outstanding Basis Risk Carry Forward
                                          Amount remaining unpaid;

                                    (v)   to the Class X certificates, those
                                          amounts as described in the pooling
                                          and servicing agreement;

                                    (w)   to the holders of the Class R
                                          certificates, any remaining amount;


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    January 9, 2007

Securitized Asset Backed Receivables LLC Trust 2007-NC1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Allocation of Net Monthly           (x)   to the extent not paid from available
Excess Cash Flow (cont'd):                funds, from the Supplemental Interest
                                          Account, to pay any unpaid interest on
                                          the Class A Certificates, pro rata,
                                          including any accrued and unpaid
                                          interest from prior Distribution
                                          Dates, then to pay any unpaid interest
                                          including any accrued and unpaid
                                          interest from prior Distribution Dates
                                          to the Class M Certificates
                                          sequentially, and then to pay any
                                          unpaid interest including any accrued
                                          and unpaid interest from prior
                                          Distribution Dates to the Class B
                                          Certificates sequentially;

                                    (y)   to the extent not paid from available
                                          funds and from the Basis Risk Cap,
                                          from the Supplemental Interest
                                          Account, to pay Basis Risk Carry
                                          Forward Amounts on the Class A, Class
                                          M and Class B Certificates remaining
                                          unpaid in the same order of priority
                                          as described in (u) above;

                                    (z)   to the extent not paid from available
                                          funds, from the Supplemental Interest
                                          Account, to pay any principal on the
                                          Class A Certificates, on the Class M
                                          Certificates and on the Class B
                                          Certificates, in accordance with the
                                          principal payment provisions described
                                          above (under "Principal Distributions
                                          on the LIBOR Certificates") in an
                                          amount necessary to restore the
                                          applicable Specified Subordinated
                                          Amount as a result of current or prior
                                          realized losses not previously
                                          reimbursed;

                                    (aa)  to the extent not paid from available
                                          funds, from the Supplemental Interest
                                          Account, to pay any Unpaid Realized
                                          Loss Amounts remaining on the Class M
                                          Certificates and Class B Certificates,
                                          sequentially; and

                                    (bb)  from the Supplemental Interest
                                          Account, any remaining amounts to be
                                          distributed to the Class X
                                          certificates in accordance with the
                                          pooling and servicing agreement.

Interest Remittance Amount:      With respect to any Distribution Date and the
                                 mortgage loans in a loan group, that portion of available funds attributable to interest relating to the mortgage loans in that mortgage loan group after taking into account any payments made to the Swap Provider.

Accrued Certificate Interest:    For each class of LIBOR Certificates on any
                                 Distribution Date, the amount of interest accrued during the related Interest Accrual
                                 Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil
                                 Relief Act or any similar state statute.

Principal Distribution Amount:   For each Distribution Date will equal the sum
                                 of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra
                                 Principal Distribution Amount for that
                                 Distribution Date.

Basic Principal Distribution     With respect to any Distribution Date, the
Amount:                          excess of (i) the aggregate Principal
                                 Remittance Amount for that Distribution Date over (ii) the Excess Subordinated Amount, if any, for that Distribution Date.

Net Monthly Excess Cash Flow:    Available funds remaining after the amount
                                 necessary to make all payments of interest and principal to the LIBOR certificates and after taking into account any payments made to the Swap Provider, as described under "Interest
                                 Distributions on the LIBOR Certificates" and "Principal Distributions on the LIBOR
                                 Certificates" above.

Extra Principal Distribution     As of any Distribution Date, the lesser of (x)
Amount:                          the Total Monthly Excess Spread for that
                                 Distribution Date and (y) the Subordination
                                 Deficiency, if any, for that Distribution Date.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    January 9, 2007

Securitized Asset Backed Receivables LLC Trust 2007-NC1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Total Monthly Excess Spread:     As to any Distribution Date equals the excess,
                                 if any, of (x) the interest on the mortgage loans received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Servicer
                                 Remittance Date, net of the servicing fee and the trustee fee, over (y) the sum of the amount paid as interest to the Certificates at their respective Pass-Through Rates and any Net Swap
                                 Payment and Swap Termination Payment (other than a Defaulted Swap Termination Payment) payable to the Swap Provider from available funds.

Subordinated Amount:             With respect to any Distribution Date, the
                                 excess, if any, of (a) the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution
                                 Date) over (b) the aggregate Class Certificate
                                 Balance of the LIBOR Certificates as of that date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date).

Specified Subordinated Amount:   Prior to the Stepdown Date, an amount equal to
                                 3.70% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.
                                 On and after the Stepdown Date, an amount equal to 7.40% of the aggregate Stated Principal
                                 Balance of the mortgage loans for that
                                 Distribution Date (after taking into account principal received on the mortgage loans that is distributed on that Distribution Date), subject to a minimum amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date;
                                 provided, however, that if, on any Distribution
                                 Date, a Trigger Event exists, the Specified
                                 Subordinated Amount will not be reduced to the applicable percentage of the then Stated
                                 Principal Balance of the mortgage loans but instead remain the same as the prior period's
                                 Specified Subordinated Amount until the
                                 Distribution Date on which a Trigger Event no longer exists. When the Class Certificate
                                 Balance of each class of LIBOR Certificates has been reduced to zero, the Specified
                                 Subordinated Amount will thereafter equal zero.

Excess Subordinated Amount:      With respect to any Distribution Date, the
                                 excess, if any, of (a) the Subordinated Amount on that Distribution Date over (b) the Specified Subordinated Amount.

Subordination Deficiency:        With respect to any Distribution Date, the
                                 excess, if any, of (a) the Specified
                                 Subordinated Amount for that Distribution Date over (b) the Subordinated Amount for that Distribution Date.

Principal Remittance Amount:     With respect to any Distribution Date, to the
                                 extent of funds available as described in the prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due
                                 Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due
                                 Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related Servicer remittance date; (ii) all full and partial principal prepayments on mortgage loans received during the related Prepayment Period;
                                 (iii) all net liquidation proceeds,
                                 condemnation proceeds, insurance proceeds and subsequent recoveries received on the mortgage loans and allocable to principal; (iv) the portion of the purchase price allocable to principal with respect to each deleted mortgage loan that was repurchased during the period from the prior Distribution Date through the business day prior to the current Distribution
                                 Date; (v) the Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that Distribution Date;
                                 and (vi) the allocable portion of the proceeds received with respect to the Optional Clean-up
                                 Call (to the extent they relate to principal).


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    January 9, 2007

Securitized Asset Backed Receivables LLC Trust 2007-NC1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class A Principal Allocation     For any Distribution Date is the percentage
Percentage:                      equivalent of a fraction, determined as
                                 follows:

                                    (1)   with respect to the Class A-1
                                          certificates, a fraction, the
                                          numerator of which is the portion of
                                          the Principal Remittance Amount for
                                          that Distribution Date that is
                                          attributable to the principal received
                                          or advanced on the Group I Mortgage
                                          Loans and the denominator of which is
                                          the Principal Remittance Amount for
                                          that Distribution Date; and

                                    (2)   with respect to the Class A-2
                                          Certificates, a fraction, the
                                          numerator of which is the portion of
                                          the Principal Remittance Amount for
                                          that Distribution Date that is
                                          attributable to the principal received
                                          or advanced on the Group II Mortgage
                                          Loans and the denominator of which is
                                          the Principal Remittance Amount for
                                          that Distribution Date.

Class A Principal Distribution   For any Distribution Date is the excess of (a)
Percentage:                      the aggregate Class Certificate Balance of the
                                 Class A Certificates immediately prior to that Distribution Date over (b) the lesser of (x) approximately 49.20% of the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution
                                 Date over $4,319,488.

Sequential Class M Principal     With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date) and (b) the Class Certificate Balance of the Sequential Class M Certificates immediately prior to that Distribution Date over (ii) the lesser of (a) approximately 73.80% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date and
                                 (b) the excess, if any, of the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date over $4,319,488.

Class M-4 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the
                                 Sequential Class M Certificates (after taking into account distribution of the Sequential
                                 Class M Principal Distribution Amount on that
                                 Distribution Date), and (c) the Class
                                 Certificate Balance of the Class M-4
                                 certificates immediately prior to that
                                 Distribution Date over (ii) the lesser of (a) approximately 78.60% of the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution
                                 Date over $4,319,488.

Class M-5 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the
                                 Sequential Class M Certificates (after taking into account distribution of the Sequential
                                 Class M Principal Distribution Amount on that
                                 Distribution Date), (c) the Class Certificate
                                 Balance of the Class M-4 certificates (after taking into account distribution of the Class
                                 M-4 Principal Distribution Amount on that
                                 Distribution Date), and (d) the Class
                                 Certificate Balance of the Class M-5
                                 certificates immediately prior to that
                                 Distribution Date over (ii) the lesser of (a) approximately 82.20% of the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution
                                 Date over $4,319,488.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    January 9, 2007

Securitized Asset Backed Receivables LLC Trust 2007-NC1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class M-6 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the
                                 Sequential Class M Certificates (after taking into account distribution of the Sequential
                                 Class M Principal Distribution Amount on that
                                 Distribution Date), (c) the Class Certificate
                                 Balance of the Class M-4 certificates (after taking into account distribution of the Class
                                 M-4 Principal Distribution Amount on that
                                 Distribution Date), (d) the Class Certificate
                                 Balance of the Class M-5 certificates (after taking into account distribution of the Class
                                 M-5 Principal Distribution Amount on that
                                 Distribution Date) and (e) the Class
                                 Certificate Balance of the Class M-6
                                 certificates immediately prior to that
                                 Distribution Date over (ii) the lesser of (a) approximately 85.00% of the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution
                                 Date over $4,319,488.

Class B-1 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the
                                 Sequential Class M Certificates (after taking into account distribution of the Sequential
                                 Class M Principal Distribution Amount on that
                                 Distribution Date), (c) the Class Certificate
                                 Balance of the Class M-4 certificates (after taking into account distribution of the Class
                                 M-4 Principal Distribution Amount on that
                                 Distribution Date), (d) the Class Certificate
                                 Balance of the Class M-5 certificates (after taking into account distribution of the Class
                                 M-5 Principal Distribution Amount on that
                                 Distribution Date), (e) the Class Certificate
                                 Balance of the Class M-6 certificates (after taking into account distribution of the Class
                                 M-6 Principal Distribution Amount on that
                                 Distribution Date) and (f) the Class
                                 Certificate Balance of the Class B-1
                                 certificates immediately prior to that
                                 Distribution Date over (ii) the lesser of (a) approximately 88.20% of the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution
                                 Date over $4,319,488.

Class B-2 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the
                                 Sequential Class M Certificates (after taking into account distribution of the Sequential
                                 Class M Principal Distribution Amount on that
                                 Distribution Date), (c) the Class Certificate
                                 Balance of the Class M-4 certificates (after taking into account distribution of the Class
                                 M-4 Principal Distribution Amount on that
                                 Distribution Date), (d) the Class Certificate
                                 Balance of the Class M-5 certificates (after taking into account distribution of the Class
                                 M-5 Principal Distribution Amount on that
                                 Distribution Date), (e) the Class Certificate
                                 Balance of the Class M-6 certificates (after taking into account distribution of the Class
                                 M-6 Principal Distribution Amount on that
                                 Distribution Date), (f) the Class Certificate
                                 Balance of the Class B-1 certificates (after taking into account distribution of the Class
                                 B-1 Principal Distribution Amount on that
                                 Distribution Date) and (g) the Class
                                 Certificate Balance of the Class B-2
                                 certificates immediately prior to that
                                 Distribution Date over (ii) the lesser of (a) approximately 90.00% of the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution
                                 Date over $4,319,488.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    January 9, 2007

Securitized Asset Backed Receivables LLC Trust 2007-NC1
--------------------------------------------------------------------------------

Summary of Terms (cont'd)
-------------------------

Class B-3 Principal              With respect to any Distribution Date is the
Distribution Amount:             excess of (i) the sum of (a) the aggregate
                                 Class Certificate Balances of the Class A
                                 Certificates (after taking into account
                                 distribution of the Class A Principal
                                 Distribution Amount on that Distribution Date),
                                 (b) the Class Certificate Balance of the
                                 Sequential Class M Certificates (after taking into account distribution of the Sequential
                                 Class M Principal Distribution Amount on that
                                 Distribution Date), (c) the Class Certificate
                                 Balance of the Class M-4 certificates (after taking into account distribution of the Class
                                 M-4 Principal Distribution Amount on that
                                 Distribution Date), (d) the Class Certificate
                                 Balance of the Class M-5 certificates (after taking into account distribution of the Class
                                 M-5 Principal Distribution Amount on that
                                 Distribution Date), (e) the Class Certificate
                                 Balance of the Class M-6 certificates (after taking into account distribution of the Class
                                 M-6 Principal Distribution Amount on that
                                 Distribution Date), (f) the Class Certificate
                                 Balance of the Class B-1 certificates (after taking into account distribution of the Class
                                 B-1 Principal Distribution Amount on that
                                 Distribution Date), (g) the Class Certificate
                                 Balance of the Class B-2 certificates (after taking into account distribution of the Class
                                 B-2 Principal Distribution Amount on that
                                 Distribution Date) and (h) the Class
                                 Certificate Balance of the Class B-3
                                 certificates immediately prior to that
                                 Distribution Date over (ii) the lesser of (a) approximately 92.60% of the aggregate Stated
                                 Principal Balance of the mortgage loans for that Distribution Date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution
                                 Date over $4,319,488.


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    January 9, 2007

Securitized Asset Backed Receivables LLC Trust 2007-NC1
--------------------------------------------------------------------------------

                        Basis Risk Cap Agreement Schedule


  Distribution   Distribution         Cap Notional
     Period          Date               Amount ($)    Strike (%)   Ceiling (%)
  ----------------------------------------------------------------------------
        1        February 2007             -                -             -
        2        March 2007                -                -             -
        3        April 2007                -                -             -
        4        May 2007                  -                -             -
        5        June 2007                 -                -             -
        6        July 2007                 -                -             -
        7        August 2007               -                -             -
        8        September 2007            -                -             -
        9        October 2007              -                -             -
        10       November 2007             -                -             -
        11       December 2007             -                -             -
        12       January 2008              -                -             -
        13       February 2008       129,658,281.21    [7.090]%     [10.000]%
        14       March 2008          136,404,443.06    [7.620]%     [10.000]%
        15       April 2008          142,405,272.04    [7.100]%     [10.000]%
        16       May 2008            147,710,473.43    [7.350]%     [10.000]%
        17       June 2008           152,366,804.22    [7.116]%     [10.000]%
        18       July 2008           156,406,520.63    [7.496]%     [10.000]%
        19       August 2008         159,840,904.50    [7.253]%     [10.000]%
        20       September 2008      162,231,510.88    [7.295]%     [10.000]%
        21       October 2008        156,834,454.19    [7.601]%     [10.000]%
        22       November 2008       170,909,115.72    [8.825]%     [10.000]%
        23       December 2008       181,425,062.58    [9.194]%     [10.000]%
        24       January 2009        187,466,000.00    [8.914]%     [10.000]%
        25       February 2009       187,466,000.00    [8.906]%     [10.000]%
        26       March 2009          187,466,000.00    [9.856]%     [10.000]%
        27       April 2009          187,466,000.00    [8.952]%     [10.000]%
        28       May 2009            187,466,000.00   [10.000]%     [10.000]%
        29       June 2009           187,466,000.00    [9.793]%     [10.000]%
        30       July 2009           187,466,000.00   [10.000]%     [10.000]%
        31       August 2009         187,466,000.00    [9.779]%     [10.000]%
        32       September 2009      187,466,000.00    [9.772]%     [10.000]%
        33       October 2009 and          -                -            -
                 thereafter


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                    January 9, 2007

Securitized Asset Backed Receivables LLC Trust 2007-NC1
--------------------------------------------------------------------------------

                             Swap Agreement Schedule


        Distribution   Distribution           Swap Notional
           Period          Date                Schedule ($)     Rate (%)
        ----------------------------------------------------------------
             1         February 2007          820,702,637.87   [5.3200]%
             2         March 2007             797,527,835.86   [5.3108]%
             3         April 2007             773,632,264.50   [5.3015]%
             4         May 2007               749,092,158.76   [5.2923]%
             5         June 2007              723,986,366.80   [5.2830]%
             6         July 2007              698,395,925.34   [5.2738]%
             7         August 2007            672,403,613.49   [5.2645]%
             8         September 2007         645,820,026.25   [5.2553]%
             9         October 2007           619,014,718.79   [5.2460]%
             10        November 2007          592,073,567.01   [5.2368]%
             11        December 2007          565,083,487.86   [5.2275]%
             12        January 2008           538,135,972.02   [5.2183]%
             13        February 2008          511,516,272.82   [5.2090]%
             14        March 2008             486,225,842.06   [5.1998]%
             15        April 2008             462,197,154.57   [5.1905]%
             16        May 2008               439,365,976.49   [5.1813]%
             17        June 2008              417,671,434.67   [5.1720]%
             18        July 2008              397,055,798.61   [5.1628]%
             19        August 2008            377,438,823.42   [5.1535]%
             20        September 2008         358,270,397.22   [5.1443]%
             21        October 2008           337,910,464.55   [5.1350]%
             22        November 2008          299,413,375.02   [5.1258]%
             23        December 2008          265,778,171.94   [5.1165]%
             24        January 2009           236,342,390.46   [5.1073]%
             25        February 2009          210,562,110.37   [5.0980]%
             26        March 2009             188,070,907.49   [5.0888]%
             27        April 2009             169,431,311.69   [5.0795]%
             28        May 2009               153,742,310.15   [5.0703]%
             29        June 2009              140,362,475.79   [5.0610]%
             30        July 2009              128,818,142.55   [5.0518]%
             31        August 2009            118,756,926.25   [5.0425]%
             32        September 2009         109,910,378.25   [5.0333]%
             33        October 2009           102,070,620.09   [5.0240]%
             34        November 2009           95,071,185.59   [5.0148]%
             35        December 2009           88,776,976.63   [5.0055]%
             36        January 2010            83,084,336.89   [4.9963]%
             37        February 2010           77,908,621.43   [4.9870]%
             38        March 2010              73,167,413.39   [4.9778]%
             39        April 2010              68,681,607.50   [4.9686]%
             40        May 2010                64,437,230.29   [4.9593]%
             41        June 2010               60,421,133.69   [4.9501]%
             42        July 2010               56,620,672.38   [4.9408]%
             43        August 2010             53,024,049.89   [4.9316]%
             44        September 2010          49,838,898.03   [4.9223]%
             45        October 2010            46,823,600.44   [4.9131]%
             46        November 2010           43,968,922.15   [4.9038]%
             47        December 2010           41,266,165.05   [4.8946]%
             48        January 2011            38,707,065.97   [4.8853]%
             49        February 2011           36,283,841.05   [4.8761]%
             50        March 2011              33,989,136.01   [4.8668]%
             51        April 2011              31,816,002.12   [4.8576]%
             52        May 2011                29,757,879.93   [4.8483]%
             53        June 2011               27,808,588.74   [4.8391]%
             54        July 2011               25,962,228.96   [4.8298]%
             55        August 2011             24,213,259.55   [4.8206]%
             56        September 2011          22,720,515.56   [4.8113]%
             57        October 2011            21,305,735.48   [4.8021]%
             58        November 2011           19,964,748.14   [4.7928]%
             59        December 2011                   -             -
                       and thereafter


--------------------------------------------------------------------------------
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.